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                                                                    EXHIBIT 99.1

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                        OMEGA HEALTHCARE INVESTORS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         The Special Meeting of Shareholders (the "Special Meeting") of Omega Healthcare Investors, Inc. ("Omega") will be held at 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan, on Wednesday, September 28, 1994, beginning at 2:00 P.M., local time. The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Shareholders (the "Notice of Special Meeting") and Joint Proxy Statement and Prospectus dated August 24, 1994, (the "Joint Proxy Statement and Prospectus") accompanying this Proxy.

         The undersigned hereby appoints and constitutes Robert L. Parker, Neill R. Schmeichel, and Don M. Pearson, or any of them, with several power of substitution or resubstitution, as proxies and attorneys to vote all the shares of Common Stock, par value $0.10 per share, of Omega ("Omega Common Stock") owned of record by the undersigned on August 22, 1994 and otherwise to act on behalf of the undersigned at the Special Meeting and any adjournment or postponement thereof, with respect to the following proposal:

     1. Proposal to approve the Amended and Restated Merger Agreement and Plan of Reorganization dated as of June 17, 1994 (the "Merger Agreement") by and between Omega and Health Equity Properties Incorporated, a North Carolina corporation ("HEP"), pursuant to which, among other matters, (i) HEP would be merged with and into Omega, and (ii) each share of Common Stock, par value $0.01 per share, of HEP will be converted into the right to receive .393 of a share of Omega Common Stock, all as more fully described in the accompanying Joint Proxy Statement and Prospectus.

                / / FOR             / / AGAINST             / / ABSTAIN

        The undersigned further gives the above-named proxies and attorneys the authority to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, including, without limitation, any vote to adjourn the Special Meeting to a later date.

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.
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          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OMEGA.
         Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as an attorney, executor, administrator, trustee or guardian, please set forth your full title as such.
         The undersigned acknowledges receipt from Omega of the Notice of Special Meeting and the Joint Proxy Statement and Prospectus prior to the execution of this Proxy.

                                                     ................................................
                                                                 Print Name of Shareholder

                                                     ................................................
                                                                 Signature of Shareholder

                                                     ................................................
                                                                 Print Name of Shareholder

                                                     ................................................
                                                                 Signature of Shareholder

                                                     Date: ...................................., 1994
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                                               PLEASE COMPLETE, DATE, SIGN
                                            AND RETURN THIS PROXY PROMPTLY
                                            IN THE ENCLOSED POSTAGE-PREPAID
                                            ENVELOPE. RETURNING YOUR PROXY
                                            DOES NOT DEPRIVE YOU OF YOUR
                                            RIGHT TO ATTEND AND VOTE AT THE
                                            SPECIAL MEETING.
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